UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2010, the Board of Directors of GenCorp Inc. (the “Company” or “GenCorp”), upon the recommendation of the Organization & Compensation Committee (the “Compensation Committee”), approved cash incentive awards to its named executive officers and other key employees of the Company (the “Eligible Employees”) for fiscal year 2009.  The awards were based on an assessment of actual performance against pre-established Company and business segment performance objectives specified in the Company’s 2009 Annual Cash Incentive Plan (the “Plan”).  The performance objectives as outlined in the Plan included contract profit, cash flow, pre-tax earnings, awards and personal factors, as defined therein, each of which were weighted differently.

The following table lists the total award amounts for each of the named executive officers of the Company during fiscal year 2009:

Executive Officer	Title	Award

J. Scott Neish	Former Interim President and Chief Executive Officer and Vice President; and Former President, Aerojet-General Corporation	$536,000

Kathleen E. Redd	Vice President, Chief Financial Officer and Secretary	230,000

Chris W. Conley	Vice President Environmental, Health and Safety	148,000

Robert E. Shenton	Vice President and Chief Operating Officer of Aerojet-General Corporation	169,000

Further, Kathleen E. Redd was awarded an additional discretionary bonus of $70,000 for her performance during fiscal year 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2010	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Secretary